SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 13, 2004

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.69

Item 1.01. Entry into a Material Definitive Agreement.

     On September 13, 2004 Proxim Corporation (“Proxim”) entered into a Settlement Agreement and a Patent Cross License Agreement with Symbol Technologies, Inc. (“Symbol”) and executed two Patent Assignments in favor of Symbol resolving all outstanding litigation between the two companies.

     Under the terms of the Settlement Agreement, Proxim agreed to pay Symbol $22.75 million dollars over Proxim's next ten quarters, commencing with the quarter ending September 30, 2004. The Settlement Agreement provides for lump sum payments of $2.5 million per quarter in each of the first eight quarters, a payment of $1.5 million in the ninth quarter, and a payment of $1.25 million in the tenth quarter. If at any point during the term of the Settlement Agreement, Proxim fails to timely make any of these payments within 30 days after Symbol has noticed Proxim of its failure to pay, Symbol shall have the right to demand immediate payment of the sum of $25,917,669, minus payments previously made under the agreement and plus applicable interest.

     Under the terms of the Patent Cross License Agreement, the companies have agreed to cross license certain patents, and Proxim has agreed to pay to Symbol a two percent (2%) royalty on sales of certain of Proxim’s wireless LAN products. If Proxim fails to make any of the lump sum payments due under the Settlement Agreement over the next ten quarters and fails to cure any such missed payment within 30 days thereafter, the Patent Cross License Agreement provides that the royalty rate payable to Symbol on sales of certain of Proxim’s wireless LAN products covered by the agreement shall increase to five percent (5%) until the required payments as set forth in the Settlement Agreement have been made. Also pursuant to the terms of the Patent Cross License Agreement, Proxim and Symbol have entered into a covenant not to sue one another for patent infringement with respect to one another’s products through September 13, 2009.

     Under the terms of the Patent Assignments executed by Proxim, Proxim has assigned to Symbol certain patents and patent applications.

     As a result of the Settlement Agreement, the Patent Cross License Agreement and the Patent Assignments, Proxim anticipates that it will record a one-time, non-cash gain of approximately $8.0 million during the quarter ending September 30, 2004. This gain is the difference between the net present value of the $22.75 million settlement and the accrued liability related to the litigation of $28.7 million, which was recorded in Proxim’s balance sheet as of July 2, 2004.

Forward-Looking Statements

     Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Proxim’s expectations in these statements. These risks include the risk that Proxim will not have the ability to make the quarterly payments or ongoing royalty payments to Symbol and the risk that the accounting treatment of the agreement will differ from that currently anticipated. For more information about other risks that could affect the forward-looking statements herein, please see the Company’s quarterly report on Form 10-Q for the quarter ended July 2, 2004, annual report on Form 10-K for the year ended December 31, 2003 and other filings made with the Securities and Exchange Commission. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)
Dated: September 16, 2004	By:	/s/ Michael D. Angel
Michael D. Angel
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
10.69	Settlement Agreement, dated September 13, 2004, between Proxim Corporation and Symbol Technologies, Inc.